SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D. C. 20549


                              _______________

                                  FORM 8-K

                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF

                    THE SECURITIES EXCHANGE ACT OF 1934

                              _______________



Date of Report (Date of Earliest Event Reported):  March 31, 1999


                         NATIONAL BANKSHARES, INC.
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           (Exact name of Registrant as specified in its charter)



   Virginia                0-15204                         54-1375874
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(State or other          (Commission                      (IRS Employer
jurisdiction of          File Number)                   Identification No.)
incorporation)


               P.O. Box 90002
            Blacksburg, Virginia                            24062-9002
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     (Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code: (540) 552-2011















                             Page 1 of 2 Pages


     On March 31, 1999, National Bankshares, Inc. (the "Company"), filed Amendment Number 1 to the Schedule 13E-4 Tender Offer Statement that was originally filed with the United States Securities and Exchange Commission on March 15, 1999.

     Amendment Number 1 explains and clarifies Section 8 of the Offer to Purchase portion of the Tender Offer Statement. The amendment makes it clear that the Company will use its reasonable judgment before withdrawing the offer because an event has occurred making it inadvisable for the Company to proceed. Amendment Number 1 also states that any event of this nature would need to occur prior to the expiration date of the offer.

     Section 8 of the Offer to Purchase contains examples of certain events that could support National Bankshares' determination that it would be inadvisable to proceed with the offer. Amendment Number 1 again indicates that the Company would exercise reasonable judgment in evaluating whether any particular event or change in condition makes it inadvisable to proceed.

     Finally, Amendment Number 1 explains that, in order for the Company to determine that it would be inadvisable to proceed with the offer specifically because of the commencement of armed hostilities involving the United States, the commencement of hostilities would have, or be reasonably expected to have, a material effect on the United States stock markets.

     In addition  to announcing  the filing  of Amendment  Number 1  to the
Schedule 13E-4 Tender Offer Statement, National Bankshares, Inc. also wishes to confirm that, in its opinion, the current bombing campaign in Kosovo and Serbia undertaken by the United States with its NATO allies does not rise to the level of armed hostilities that are likely to have a material negative effect on United States stock markets, and therefore would not prompt the Company to withdraw its current tender offer.


























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